
                    WEST PENN POWER COMPANY AND SUBSIDIARIES

                           Consolidated Balance Sheets


                                                                                                      As of December 31,
                                                                                               ----------------------------------
(In thousands)                                                                                      2004              2003
----------------------------------------------------------------------------------------       ---------------  -----------------

ASSETS

Current Assets:
   Cash and cash equivalents............................................................                $9,842           $69,453
   Accounts receivable:
     Customer                                                                                           69,905            71,793
     Unbilled utility revenue...........................................................                69,110            68,310
     Wholesale and other................................................................                 2,809             4,334
     Allowance for uncollectible accounts...............................................              (11,624)          (10,985)
   Materials and supplies...............................................................                17,501            16,184
   Deferred income taxes................................................................                13,933             9,723
   Regulatory assets....................................................................                32,572            35,314
   Other................................................................................                18,713            17,477
                                                                                               ---------------  ----------------
       Total current assets.............................................................               222,761           281,603
                                                                                               ---------------  ----------------

Property, Plant and Equipment, Net:
   Transmission.........................................................................               322,500           321,451
   Distribution.........................................................................             1,259,255         1,217,687
   Other................................................................................               219,002           230,240
   Accumulated depreciation.............................................................             (734,680)         (690,025)
                                                                                               ---------------  ----------------
     Subtotal...........................................................................             1,066,077         1,079,353
   Construction work in progress........................................................                22,883            22,183
                                                                                               ---------------  ----------------
       Total property, plant and equipment, net.........................................             1,088,960         1,101,536
                                                                                               ---------------  ----------------

Other Assets............................................................................                 7,001             6,563

Deferred Charges:
   Regulatory assets....................................................................               390,568           397,517
   Other................................................................................                 6,502             8,117
                                                                                               ---------------  ----------------
        Total deferred charges..........................................................               397,070           405,634
                                                                                               ---------------  ----------------

   Total Assets.........................................................................            $1,715,792        $1,795,336
                                                                                               ---------------  ----------------




          See accompanying Notes to Consolidated Financial Statements.


                    WEST PENN POWER COMPANY AND SUBSIDIARIES

                     Consolidated Balance Sheets (Continued)


                                                                                                         As of December 31,
                                                                                                  --------------------------------
(In thousands)                                                                                         2004              2003
----------------------------------------------------------------------------------------          ---------------   --------------

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
    Long-term debt due within one year..................................................                  $73,019         $157,714
    Note payable to affiliate...........................................................                    7,450               --
    Accounts payable....................................................................                   29,722           29,547
    Accounts payable to affiliates, net.................................................                   80,463           62,769
    Accrued taxes.......................................................................                   14,034           17,193
    Accrued interest....................................................................                    1,434            1,963
    Adverse power purchase commitment...................................................                   16,727           18,042
    Other...............................................................................                   31,547           20,121
                                                                                                  ---------------   --------------
       Total current liabilities........................................................                  254,396          307,349
                                                                                                  ---------------   --------------

Long-term Debt (Note 3).................................................................                  279,707          352,648

Deferred Credits and Other Liabilities:
    Investment tax credit...............................................................                   17,107           18,055
    Non-current income taxes payable....................................................                   45,431           45,431
    Deferred income taxes...............................................................                  296,666          283,681
    Obligations under capital leases....................................................                    6,799            9,453
    Regulatory liabilities..............................................................                   16,506           13,675
    Adverse power purchase commitment...................................................                  201,377          218,105
    Other...............................................................................                   14,013           18,257
                                                                                                  ---------------   --------------
       Total deferred credits and other liabilities.....................................                  597,899          606,657
                                                                                                  ---------------   --------------

Commitments and Contingencies (Note 16)

Stockholder's Equity:
    Common stock--no par value, 32,000,000 shares authorized,
        24,361,586 shares outstanding...................................................                   65,842           65,842
    Other paid-in-capital...............................................................                  248,407          248,407
    Retained earnings...................................................................                  269,370          214,349
    Accumulated other comprehensive income..............................................                      171               84
                                                                                                  ---------------   --------------
       Total stockholder's equity.......................................................                  583,790          528,682
                                                                                                  ---------------   --------------

Total Liabilities and Stockholder's Equity..............................................               $1,715,792       $1,795,336
                                                                                                  ---------------   --------------




          See accompanying Notes to Consolidated Financial Statements.



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